Exhibit 99.1

DATE OF ISSUE:

November 26, 2013

SUPERCEDES:

December 1, 2009

SUBJECT:

102 CODE OF BUSINESS CONDUCT AND ETHICS

SECTION:

100 BUSINESS PRACTICES & GOVERNANCE

CODE OF BUSINESS CONDUCT AND ETHICS

To Whom the Code Applies

This Code applies to all employees of Star Gas Partners, L.P. and its direct and indirect subsidiaries (collectively “Star Gas Partners”), including, but not limited to, its principal executive officer; principal financial officer; principal accounting officer; or persons performing similar functions, as well as the directors of the general partner of Star Gas Partners. Its purpose is to deter wrongdoing and to provide full, fair, timely and understandable disclosures in public filings.

The Standard of Conduct

Star Gas Partners employees must maintain the highest standards of ethical conduct in their work. Behaving ethically means avoiding: actual or apparent conflicts of interest between personal and professional relationships; lying; cheating; and stealing; as well as deception and subterfuge. Behaving ethically also means personal compliance with all applicable governmental laws, rules, and regulations.

Every employee records information of some kind, which is used for business purposes. Full, fair, accurate, understandable and timely reporting of information is critical. Any employee who falsifies, alters, or misrepresents data or information, (including financial information), whether in a filing with an administrative agency or in a public communication, will be severely disciplined if not discharged.

Accurate Periodic Reports

As you are aware, full, fair, accurate, timely and understandable disclosures in Star Gas Partners’ reports filed with the Securities and Exchange Commission (“SEC”) is legally required and is essential to the success of its business. Please exercise the highest standards of care in preparing such reports in accordance with the following guidelines:

•	All Star Gas Partners accounting records, as well as reports produced from those records, must be in accordance with the laws of each applicable jurisdiction.

•	All records must fairly and accurately reflect the transactions or occurrences to which they relate.

•	All records must fairly and accurately reflect, in reasonable detail, the Star Gas Partners’ assets, liabilities, revenues and expenses.

•	Star Gas Partners’ accounting records must not contain any false or intentionally misleading entries.

•	No transactions should be intentionally misclassified as to accounts, departments or accounting periods.

•	All transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period.

•	No information should be concealed from the internal auditors or the independent auditors.

•	Compliance with Star Gas Partners’ system of internal accounting controls is required.

Reporting Misconduct

The duty and responsibility to accurately and honestly report information and to not lie, cheat, steal or deceive extends to and includes the duty to report those who breach this duty and responsibility and to provide information or participate in a proceeding wherein someone is alleged to have violated this duty and responsibility.

People Who Report Misconduct Are Protected

Employees who report unethical conduct, or who provide information in an investigation of alleged unethical behavior, are protected against retaliation or adverse employment actions for reporting the unethical conduct or participating in the investigation. This protection extends to, but is not limited to, employees who report alleged violations of the SEC rules relating to fraud against shareholders or any federal or state securities or anti fraud law.

To Whom Is The Report To Be Made

All actual or suspected fraud, misconduct, illegal activity and fraudulent financial reporting of any kind whatsoever should be reported directly to Senior Management and the Director – Compliance / Internal Audit. Employees may report through the anonymous Employee Awareness Hotline, the Hotline E-Mail address, or by calling the Director – Compliance / Internal Audit. The contact information for each of the above is noted below. Additionally, the Chairman of the Audit Committee of the Board of Directors may be contacted at the email address listed below. The Company will treat all such calls and notifications as confidential and protect employee identity to the extent consistent with its legal obligations.

•	Employee Awareness Hotline – 1.866.509.0821

•	Email - StarGasHotline@gmail.com

•	Director – Compliance / Internal Audit – 1.203.328.7354

•	Audit Committee Chairman – Bill Nicoletti - wnicoletti@comcast.net

Insider Trading/Access To Non-Public Information

If you learn information that directly or indirectly relates to Star Gas Partners or could impact its value or unit price, you must share that information only with employees or advisers of Star Gas Partners who have a business reason to know what you know. It would be illegal for you to personally invest, or cause others (e.g., friends, relatives) to invest for them or for you based on that information. Star Gas Partners has adopted a separate Insider Trading Policy, which includes, among other provisions, specific prohibitions on trading on non-public information or “tipping” others who might trade.

Corporate Opportunities

Employees, Officers and Directors must never take for themselves personally opportunities that are discovered through the use of corporate property, information or position. Likewise, employees, Officers and Directors must never use corporate property or information for personal gain or to compete with Star Gas Partners. Your work hours are to be devoted solely to activities directly related to Star Gas Partners business. You may not perform work for or solicit business for any other employer.

Proper Use Of Star Gas Partners Assets

All Company assets, (e.g., phones, computers, etc.) should be used for legitimate business purposes. Carelessness and waste are unacceptable.

Proprietary And / Or Confidential Information

Proprietary information is sensitive, confidential, private or classified technical, financial, personnel or business information. This includes trade secrets. You must not misuse or disclose such information to non-employees of Star Gas Partners (including family and friends). This obligation on your part not to disclose or misuse Star Gas Partners proprietary/confidential information continues when and if you leave Star Gas Partners for whatever reason.

Relationships With Customers / Suppliers

You must treat all customers/suppliers fairly and according to applicable laws, customs and regulations. Business decisions regarding suppliers must be made on the basis of quality, delivery, value and reliability of the product or service offered. Employees may not borrow money or accept advances or other personal payments from any person or company doing or seeking to do business Star Gas Partners. The receipt of gifts, gratuities and the like that go beyond the common courtesies normally associated with accepted business practice and that could compromise your ability to make fair and objective business decisions is prohibited. Similarly, the giving of such gifts or gratuities on behalf of the Company is prohibited. Ceremonial gifts and mementos such as T shirts, mugs and pens are usually appropriate. Tickets to sporting events and cultural events are usually appropriate provided the number, value and frequency of such tickets is not excessive. Routine business meals are usually appropriate, but lavish entertainment is not. Entertainment that requires air travel or an overnight stay is almost never appropriate and must be approved by your supervisor in advance. When you are in doubt about the above guidelines you should consult your supervisor.

Conflicts of Interest

A “conflict” occurs when an individual’s private interest interferes or even appears to interfere in any way with the person’s professional relationships and/or the interests of Star Gas Partners. You are conflicted if you take actions or have interests that may make it difficult for you to perform your work for Star Gas Partners objectively and effectively. Likewise, you are conflicted if you or a member of your family receives personal benefits as a result of your position in Star Gas Partners (directly or through a company they are employed by or in which they have an ownership interest). You should avoid even the appearance of such a conflict.

Accordingly, Star Gas Partners Personnel are not permitted to maintain any personal, financial, or family interest that is in conflict with, or could in any way keep the individual from acting in the best interests of, Star Gas Partners. For example, there is a likely conflict of interest if you:

•	cause Star Gas Partners to engage in business transactions with yourself or your relatives or friends;

•	are employed by (or give any assistance to) any competitor of Star Gas Partners;

•	invest money in a closely held entity that competes with Star Gas Partners or does business with Star Gas Partners. Substantial investments in publicly held companies may also be improper if those companies compete with Star Gas Partners or do business with Star Gas Partners;

•	use Star Gas Partners’ property or your position at Star Gas Partners to further your personal interests.

•	use nonpublic Star Gas Partners client or vendor information for personal gain by you, relatives or friends (including securities transactions based on such information);

•	receive a loan, or guarantee of obligations from Star Gas Partners or a third party as a result of your position at Star Gas Partners.

•	become aware of a favorable business opportunity that is related to Star Gas Partners’ business, it is improper for you to personally take advantage of that opportunity without first consulting with senior management or the board of directors;

•	compete, or prepare to compete, with Star Gas Partners while still employed by Star Gas Partners.

All direct or indirect conflicts of interest must be reported to corporate management as soon as they are recognized. Employees facing potential conflicts of interest should discuss the circumstances with corporate management before taking any action that might lead to an actual conflict.

If you think you have been, are, or may become conflicted, report the situation to Star Gas Partners’ Vice President Controller (203-325-5419) and / or Director – Compliance / Internal Audit (203-328-7354) immediately. The prompt reporting of such situations will be favorably weighted should it be determined that corrective actions need to be administered.

Waivers/Changes

No waivers or changes in any provisions of this Code can be granted by any person other than the Board of Directors or a member of the Audit Committee of the Board of Directors. Any waiver or change will be in writing and will be promptly disclosed to the public, in accordance with rules applicable to public companies like Star Gas Partners. Public disclosure will be made within five (5) business days after the waiver is granted or change is made or otherwise as permitted under the applicable SEC regulations. It will be made by the filing of an SEC Form 8-K. Concurrently, notice will be made by a posting on Star Gas Partners’ website, which posting will be retained for at least 12 months after it is initially posted.

Accountability

Violations of this Code will result in discipline up to and including termination and/or civil and/or criminal prosecution.